DGHM INVESTMENT TRUST

                DIVIDEND DISBURSING AND TRANSFER AGENT AGREEMENT


THIS DIVIDEND DISBURSING AND TRANSFER AGENT AGREEMENT ("Agreement") is hereby made and entered into as of the 26th day of April 2007, by and between the DGHM INVESTMENT TRUST, a Delaware statutory trust ("Trust"), and NORTH CAROLINA SHAREHOLDER SERVICES, LLC, a North Carolina limited liability company d/b/a NC Shareholder Services ("Transfer Agent").

WHEREAS, the Trust is an open-end management investment company of the series type which is registered under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Transfer Agent is in the business of providing dividend disbursing, transfer agent, and shareholder services to investment companies;

NOW THEREFORE, the Trust and the Transfer Agent do mutually promise and agree as follows:

1. Employment. The Trust hereby employs Transfer Agent to act as dividend disbursing and transfer agent for each series portfolio of the Trust listed on Schedule 1 (each a "Fund"). Transfer Agent, at its own expense, shall render the services and assume the obligations herein set forth subject to being compensated therefore as herein provided.

2. Delivery of Documents. The Trust has furnished the Transfer Agent with copies properly certified or authenticated of each of the following:

         a) The Trust's Declaration of Trust ("Trust Instrument") and Certificate of Trust, as filed with the State of Delaware (such Trust Instrument, as presently in effect and as it shall from time to time be amended);

         b) The Trust's By-Laws (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

         c)       Resolutions of the Trust's Board of Trustees  authorizing  the
                  appointment   of  the  Transfer   Agent  and  approving   this
                  Agreement; and

         d) The Trust's registration statement ("Registration Statement") as filed on Form N-1A under the 1940 Act and under the Securities Act of 1933 as amended, (the "1933 Act"), including all exhibits, relating to shares of beneficial interest of, and containing the prospectus ("Prospectus") of, each Fund of the Trust (herein called the "Shares") as filed with the Securities and Exchange Commission and all amendments thereto.

         The Trust will also furnish the Transfer Agent with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing.

3. Duties of the Transfer Agent. Subject to the policies and direction of the Trust's board of trustees ("Board of Trustees"), the Transfer Agent will provide day-to-day supervision for the dividend disbursing, transfer agent, and shareholder servicing operations of the Trust's Funds. Services to be provided shall be in accordance with the Trust's organizational and registration documents as listed in paragraph 2 hereof and with the Prospectus of each Fund of the Trust. The Transfer Agent further agrees that it:

         a) Will conform with all applicable rules and regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other federal and state agency which may now or in the future have jurisdiction over its activities;
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         b)       Will provide, at its expense, the non-executive  personnel and data processing equipment and software necessary to perform the Shareholder Servicing functions shown on Exhibit A hereof; and

         c) Will provide all office space and general office equipment necessary for the dividend disbursing, transfer agent, and shareholder servicing activities of the Trust except as may be provided by third parties pursuant to separate agreements with the Trust.

         Notwithstanding anything contained in this Agreement to the contrary, the Transfer Agent (including its directors, officers, employees and agents) shall not be required to perform any of the duties of, assume any of the obligations or expenses of, or be liable for any of the acts or omissions of, any investment advisor of a Fund of the Trust or other third party subject to separate agreements with the Trust. The Transfer Agent shall not be responsible hereunder for the administration of the code of ethics of the Trust ("Code of Ethics") which shall be under the responsibility of the investment advisors, except insofar as the Code of Ethics applies to the personnel of the Transfer Agent. It is the express intent of the parties hereto that the Transfer Agent shall not have control over or be responsible for the placement (except as specifically directed by a shareholder of the Trust), investment or reinvestment of the assets of any Fund of the Trust. The Transfer Agent may from time to time, subject to the approval of the Trustees, obtain at its own expense the services of consultants or other third parties to perform part or all of its duties hereunder, and such parties may be affiliates of the Transfer Agent.

4. Services Not Exclusive. The services furnished by the Transfer Agent hereunder are not to be deemed exclusive, and the Transfer Agent shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Transfer Agent hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.

6. Expenses. During the term of this Agreement, the Transfer Agent will furnish at its own expense its office space and the executive, supervisory and clerical personnel reasonably necessary to perform of its obligations under this Agreement. The Trust assumes and shall be responsible for all other expenses of the Trust and/or Fund(s) not otherwise allocated in this Agreement.

7. Compensation. For the services provided and the expenses assumed by the Transfer Agent pursuant to this Agreement, the Trust will pay the Transfer Agent and the Transfer Agent will accept as full compensation the fees and expenses as set forth on Exhibit B attached hereto. Special projects, not included herein and requested in writing by the Trustees, shall be completed by the Transfer Agent and invoiced to the Trust on terms mutually agreed upon.

8.       Indemnification and Limitation of Liability.

         a) The Transfer Agent shall not be responsible for, and the Trust shall on behalf of the applicable Fund, indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liability arising out of or attributable to:

                  (1) all actions or omissions of the Transfer Agent or its agents or subcontractors in connection with the performance of duties under this agreement, provided that such losses, damages, costs, charges, counsel fees, payments, expenses, and liability are not the result of the Transfer Agent's lack of good faith, gross negligence, or willful misconduct.

                  (2) the Trust's lack of good faith, gross negligence, or willful misconduct which arise out of the breach of any representation or warranty of the Trust hereunder;

                  (3) the reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, and documents, or services which:


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


                           (i) are received or relied upon by the Transfer Agent or its agents or subcontractors and/or furnished to it or performed by on behalf of the Trust; and

                           (ii) have been prepared, maintained and/or performed by the Trust or any other person or firm on behalf of the Trust; provided such actions are taken without lack of good faith, gross negligence, or willful misconduct;

                  (4) the reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Trust on behalf of the applicable Fund; provided such actions are taken without lack of good faith, gross negligence, or willful misconduct; or

                  (5) the offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

         b) The Transfer Agent shall indemnify and hold the Trust harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Transfer Agent as result of the Transfer Agent's lack of good faith, gross negligence, or willful misconduct.

         c) At any time the Transfer Agent may apply to any officer of the Trust for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable to and shall be indemnified by the Trust on behalf of the applicable Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records, or documents provided to the Transfer Agent or its agents or subcontractors by machine readable input, telex, CRT data entry, or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

         d) In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure, or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

         e) Neither party to this Agreement shall be liable to the other party for incidental, consequential, special, or indirect damages under any provision of this Agreement or for any incidental, consequential, special, or indirect damages arising out of any act or failure to act hereunder.

         f)       In order that the indemnification provisions contained in this
                  Section 8 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent. The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. Should the indemnification provisions contained in this Section 8 be

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

                  found unenforceable or that contribution is required from Transfer Agent, then the Transfer Agent's aggregate contribution for any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liability shall not exceed the value of all fees earned by and expenses reimbursed to the Transfer Agent pursuant to this Agreement.

         g) The provisions contained in this Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the parties hereto and their directors, officers, employees, and agents and shall inure to the benefit of its/their respective successors, assigns, and personal representatives.

9. Confidentiality. The Transfer Agent agrees, on behalf of itself and its officers, directors, agents, and employees, to treat as confidential all records and other information relating to the Trust and its prior, present, and future shareholders ("Confidential Information") and to not use or disclose the Confidential Information for any purpose other than in performance of its responsibilities and duties under the Agreement. Notwithstanding the forgoing, the Transfer Agent may divulge the Confidential Information (i) with the prior written consent of the Trust; (ii) when the Transfer Agent, in good faith, believes it may be exposed to civil or criminal contempt proceedings for failure to comply with court orders or when requested by duly constituted governmental authorities or the National Association of Securities Dealers (NASD) pursuant to their respective legal authority, upon prior written notice to the Trust, unless prohibited by the court order or governmental authority; (iii) to the Trust's investment adviser(s), administrator, distributor, custodian, outside legal counsel, or independent public accountants, in the ordinary course of business, to the extent necessary for those service providers to perform their respective services to the Trust; (iv) to the Trust, when requested by the Trust; or (v) when requested by a shareholder, but only with respect to Confidential Information that specifically relates to such shareholder and the shareholder's account. For purposes of this section, the following records and other information shall not be considered Confidential Information: any record or other information relating to the Trust and its prior, present, and future shareholders (a) which is or becomes publicly available through no negligent or unauthorized act or omission by the Transfer Agent; (b) which is disseminated by the Trust in a public filing with the SEC or posted on the website of the Trust, the Fund, the Fund's investment adviser, or any of the Fund's other service providers for general public review; (c) which is lawfully obtained from third parties who are not under an obligation of confidentiality to the Trust or its prior, present, and future shareholders; or (d) previously known by the Transfer Agent prior to the date of the Agreement.

10. Duration and Termination. This Agreement shall become effective as of the date hereof and shall thereafter continue in effect unless terminated as herein provided. This Agreement may be terminated by either party hereto (without penalty) at any time by giving not less than 60 days' prior written notice to the other party hereto. Upon termination of this Agreement, the Trust shall pay to the Transfer
         Agent such compensation as may be due as of the date of such termination, and shall likewise reimburse the Transfer Agent for any out-of-pocket expenses and disbursements reasonably incurred by the Transfer Agent to such date.

11. Amendment. This Agreement may be amended by mutual written consent of the parties. If, at any time during the existence of this Agreement, the Trust deems it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or state regulatory agencies or other governmental authority, or to obtain any advantage under state or federal laws, and shall notify the Transfer Agent of the form of Amendment which it deems necessary or advisable and the reasons therefore, and if the Transfer Agent declines to assent to such amendment, the Trust may terminate this Agreement forthwith.

12. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing and will be deemed sufficient if personally delivered or sent by registered or certified mailed, postage prepaid, address to the other party at the principal place of business of such party. Notices shall be effective upon delivery.

13. Construction. This Agreement shall be governed and enforced in accordance with the laws of the State of North Carolina without regard to the principles of the conflict of laws or the choice of laws. If any provision of this Agreement, or portion thereof, shall be determined to


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


         be void or unenforceable by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, or portion thereof, all of which other provisions and portions thereof shall remain in full force and effect. If any provision of this Agreement, or portion thereof, is capable of two interpretations, one of which would render the provision, or portion thereof, void and the other of which would render the provision, or portion thereof, valid, then the provision, or portion thereof, shall have the meaning which renders it valid.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers effective as of the date indicated above.



DGHM INVESTMENT TRUST


      /s/ Theo H. Pitt, Jr.
By: _________________________________
Name:  Theo H. Pitt, Jr.
Title: Chairman



NORTH CAROLINA SHAREHOLDER SERVICES, LLC
D/B/A NC SHAREHOLDER SERVICES


      /s/ Jason B. Edwards
By: _________________________________
Name:  Jason B. Edwards
Title: Managing Director












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




                                    Exhibit A
                                    ---------

                         SHAREHOLDER SERVICING FUNCTIONS


(1)    Process new accounts.
(2) Process purchases of Fund shares, both initial and subsequent in accordance with conditions set forth in the Fund's prospectus.
(3) Transfer shares of capital stock to an existing account or to a new account upon receipt of required documentation in good order.
(4) Distribute dividends and/or capital gain distributions. This includes disbursement as cash or reinvestment and to change the disbursement option at the request of shareholders.
(5) Process exchanges between funds (process and direct purchase/redemption and initiate new account or process to existing account).
(6) Make miscellaneous changes to records, including, but not necessarily limited to, address changes and changes in plans (such as systematic withdrawal, dividend reinvestment, etc.).
(7) Prepare and mail a year-to-date confirmation and statement as each transaction is recorded in a shareholder account as follows: original to shareholder. Duplicate confirmations to be available on request within current year.
(8) Handle telephone calls and correspondence in reply to shareholder requests except those items otherwise set forth herein.
(9)    Daily control and reconciliation of Fund shares.
(10) Prepare address labels or confirmations for four reports to shareholders per year.
(11) Mail and tabulate proxies for one Meeting of Shareholders annually, including preparation of certified shareholder list and daily report to Fund management, if required.
(12)   Prepare,  with  the  assistance  of the  Trust's  accountants,  and  mail
       annual  Form  1099   and  5498  to  shareholders  to  whom  dividends or
       distributions are paid, with a copy for the IRS.
(13) Provide readily obtainable data which may from time to time be requested for audit purposes.
(14)   Replace lost or destroyed checks.
(15) Continuously maintain all records for active and closed accounts according to the Investment Company Act of 1940 and regulations provided thereunder.












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                               Exhibit B
                               ---------

                     TRANSFER AGENT'S COMPENSATION SCHEDULE


For the services delineated in the DIVIDEND DISBURSING AND TRANSFER AGENT AGREEMENT, the Transfer Agent shall be compensated monthly, according to the following fee schedule.


    Shareholder servicing fee:
    -------------------------

    $15.00 per shareholder per year per fund

    Minimum fee of $1,750 per month per fund, plus $500 per month for each additional class of shares.

In addition, the Transfer Agent shall be entitled to reimbursement of actual out-of-pocket expenses incurred by the Transfer Agent on behalf of the Trust or the Fund.














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                                   Schedule 1
                                   ----------

                               SERIES OF THE TRUST



       DGHM All-Cap Value Fund
















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